ACQUISITION OF THE 49% RIGHTS TO NET PROFITS AGREEMENT

                 This Acquisition of the 49% rights to net profits Agreement (the Agreement) is made and entered into this 27th day of February, 2000 by and between Prof. Oleg Figovsky with offices located 3A Shimkin Street #l Haifa Israel 34750 (referred to herein as the ("Inventor") and EUROTECH Ltd., a District of Columbia corporation with offices at 1216 16th Street, NW Washington DC 20036 USA (`Company").


                 A. Inventor is the developer of certain technologies known as LEM, RubCon, HNIPU, Electronic Glues and anticorrosive additives (the `Technology"), rights to which were sold in their entirety by the Inventor to the Company in accordance to the agreements previously signed and executed in exchange to the royalty equal to 49% of the net revenues generated from sales of the said technologies as provided in the agreements attached hereto in Exhibit A.

                 B. The Inventor and the Company believe that an amendment to these agreements would better reflect the nature of the ongoing and the future relations between the Company and the Inventor and have agreed to amend the original agreements as provided in paragraph (C)of this Agreement.

                 C. The Inventor is willing to fully waive his rights to the 49% net profits as stipulated in the paragraph (2) "Consideration" and all relevant paragraphs of the original agreements attached hereto in exchange to a one time sum of $235,000 (two hundred and thirty five thousand) paid by the Company to the Inventor within 30 days of signing this contract and one percent (1%) royalty from the gross revenues generated by the sales of the Technology for the period of the 15 years.

                  D. All other provisions of the original contracts shall stay the same.


                                           Company    /s/ Don V. Hahnfeldt
                                                      --------------------------
                                                      Don V. Hahnfeldt
                                                      Chief Executive Officer


                                                                     SEAL

                                           Inventor   /S/ Oleg Figovsky
                                                      --------------------------
                                                      Oleg Figovsky

        EXHIBIT A

         THE ORIGINAL AGREEMENTS ON PURCHASE OF THE TECHNOLOGY.

                 The Terms and Conditions are described in the attached Agreements.